Exhibit 32

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of FBRED-C Feeder REIT Trust (the “Company”) for the quarterly period ended September 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Michael A. Comparato, as Chief Executive Officer and President, and Jerome S. Baglien, as Chief Financial Officer, Chief Operating Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2025	/s/ Michael A. Comparato
Michael A. Comparato
Chief Executive Officer and President
(Principal Executive Officer)

Date: November 10, 2025	/s/ Jerome S. Baglien
Jerome S. Baglien
Chief Financial Officer, Chief Operating Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)